CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Litfunding Corp., Agreement with Format, Inc., of our report dated March 11, 2005, with respect to our audit of the financial statements of Litfunding Corp. included in its Annual Report on Form 10-KSB as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.




/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
July 14, 2005